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                                                                     EXHIBIT 4.1


                               ANDREW CORPORATION
                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 4th day of June 2002, by and among ANDREW CORPORATION, a Delaware corporation (the "COMPANY"), and each stockholder of Celiant Corporation, a Delaware corporation ("CELIANT"), listed on the signature pages hereto (each, a "STOCKHOLDER" and, collectively, the "STOCKHOLDERS").

                                    RECITALS

         A. The Company, Celiant and Ptolemy Acquisition Co., a Delaware corporation ("SUB"), have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated February 18, 2002, pursuant to which Celiant will be merged (the "MERGER") with and into Sub and the shares of capital stock of Celiant held by the Stockholders will be converted into cash and Common Stock.

         B. It is a condition to Celiant's obligation to consummate the Merger Agreement that the Company enter into this Agreement.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "COMMON STOCK" means the common stock, $0.01 par value, of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "HOLDER" means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities

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         in accordance with Section 2.8 hereof, including without limitation the
         Stockholders and their respective permitted successors and assigns.

                  "PERSON" means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, court, governmental body or governmental agency.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" means Common Stock issued to the Stockholders in connection with the Merger.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, the expense of any auditor letter and any special audits incident to or required by any such registration, but shall specifically exclude Selling Expenses.

                  "RULE 144" means Rule 144 promulgated under the Securities Act as in effect on the date hereof or any successor rule or regulation under the Securities Act subsequently adopted by the SEC.

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to any sale hereunder and all fees and expenses of legal counsel to the Holders.

SECTION 2. REGISTRATION

2.1 REQUIRED REGISTRATION.

         (a) REGISTRATION STATEMENT. The Company shall use its reasonable best efforts to prepare and file as promptly as practicable after the Effective Time (as defined in the Merger Agreement) with the SEC a registration statement on Form S-3 with respect to the Registrable Securities (the "REGISTRATION STATEMENT") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any Holder may reasonably request and that would permit or facilitate the sale of Registrable Securities in the open market (provided, however, that the Company shall not be required in connection therewith to qualify to do business or to file a


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general consent to service of process in any such state or jurisdiction), and shall use its reasonable best efforts so that such Registration Statement and all other such registrations, qualifications and compliances may become effective no later than ninety (90) days following the Effective Time. Notwithstanding the foregoing, the Company shall not be obligated to effect an underwritten registration statement.

         (b) EFFECTIVENESS, SUSPENSION RIGHT.

         (i) The Company will use its reasonable best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances for up to two (2) years from the Effective Time (the "REGISTRATION EFFECTIVE PERIOD"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

         (ii) Following the date on which the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to Section 2.2 below) to offer and sell Registrable Securities during the Registration Effective Period in the manner described in the Registration Statement, provided that the Registration Statement remains effective and has not been suspended, and provided further that until the first anniversary of the Effective Time, no Holder shall be permitted to sell Registrable Securities in excess of the number of Registrable Securities that such Holder would be entitled to sell under subsection (e) of Rule 144 if the Registrable Securities were "restricted securities" as defined in Rule 144 (assuming for such purpose (and for the avoidance of doubt) that one year has elapsed since the Effective Time and accordingly the volume requirements under subsection (e) of Rule 144 are immediately applicable to the Holders). No such volume limitation shall apply to any Holder after the first anniversary of the Effective Time;

         (iii) Notwithstanding any other provision of this Section 2.1 but subject to Section 2.2, the Company shall have the right at any time (but only five times during the term of this Agreement and no more than three times in any twelve-month period) to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and only if, in the reasonable good faith judgment of the Company after receipt of advice from outside counsel there is or there is reasonably likely to be in existence material undisclosed information or events with respect to the Company (the "SUSPENSION RIGHT"). In the event the Company exercises the Suspension Right, such suspension will continue only for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to the Company or its stockholders or until such time as the information or event is no longer material (but in no event more than 30 days), each as determined in good faith by the Company after receipt of advice from outside counsel. The Company will promptly give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

2.2 PROCEDURE FOR SALE OF SHARES UNDER REGISTRATION STATEMENT.

         (a) DELIVERY OF PROSPECTUS. For any offer or sale of any of the Registrable Securities


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by a Holder in a transaction that is not exempt under the Securities Act, the
Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of the Company covering the Registrable Securities in the form furnished to the Holder by the Company to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

         (b) COPIES OF PROSPECTUSES. The Company shall furnish to each Holder a reasonable number of copies of the final prospectus (or amendment of or supplement to such prospectus) of the Company covering the Registrable Securities as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, in each case exclusive of information supplied by such Holder expressly for inclusion in the Registration Statement.

         2.3      PIGGYBACK REGISTRATIONS.

                  (a) The Company shall notify all Holders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to offerings of securities of the Company for the account of stockholders of the Company, but excluding the Registration Statement and registration statements on Forms S-4 and S-8) and will offer to include in such registration statement all of such Registrable Securities held by such Holder. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders in such notice. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, provided that until the first anniversary of the Effective Time, no Holder shall be permitted to sell Registrable Securities in excess of the number of Registrable Securities that such Holder would be entitled to sell under subsection (e) of Rule 144 if the Registrable Securities were "restricted securities" as defined in Rule 144 (assuming for such purpose (and for the avoidance of doubt) that one year has elapsed since the Effective Time and accordingly the volume requirements under subsection (e) of Rule 144 are immediately applicable to the Holders). No such volume limitation shall apply to any Holder after the first anniversary of the Effective Time. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (b) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration (i) creates a substantial risk that the price per share in such


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         registration will be materially and adversely affected, or (ii) exceeds the number which can be reasonably sold in such offering, then the number of shares that may be included in the underwriting shall be allocated, first, to the Company if the Company, and not a stockholder, initiated the filing of the registration statement; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders desiring to participate in the registration and underwriting pursuant to the terms of this Section
         2.3; and third, to any other stockholder of the Company participating in such underwritten offering on a pro rata basis based on the number of shares that all such stockholders desire to register.

                  (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section
         2.4 hereof.

         2.4 EXPENSES OF REGISTRATION. Except as provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1 or any registration under
Section 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect upon the second anniversary of the Effective Time.

         2.6 DELAY OF REGISTRATION; FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as reasonably shall be required to effect the registration of their Registrable Securities.

         2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.1 or 2.3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities
         Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or


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         supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will promptly reimburse to each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

                  (b) To the extent permitted by law, each Holder severally and not jointly will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished by such Holder to the Company expressly for use in connection with such registration; and each such Holder will promptly reimburse to the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this
         Section 2.7 of notice of the commencement of any action (including any governmental action), such


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         indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, upon written advice of counsel, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. If an indemnified party fails to deliver written notice to the indemnifying party within a reasonable time after the indemnified party's receipt of notice of the commencement of any such action, the indemnifying party's liability under this Section 2.7 shall be reduced to the extent such failure to notify was prejudicial to the indemnifying party's ability to defend such action, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                  (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

                  (e) The obligations of the Company and Holders under this
         Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete release from all liability in respect to such claim or litigation without any admission of guilt or wrongdoing.


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         2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee of Registrable Securities that is: (a) the estate of such Holder, or the spouse, siblings or lineal descendants of such Holder, or such Holder's spouse's siblings or lineal descendants or trusts for the benefit of any of the foregoing; (b) a stockholder, partner, retired partner who retires after the date hereof, limited partner, retired limited partner who retires after the date hereof, member, or retired member who retires after the date hereof of such Holder; (c) a corporation, partnership, limited liability company, joint venture, trust or individual who or which, directly or indirectly through one or more intermediaries, is controlled by or under common control with such Holder or which controls, directly or indirectly through one or more intermediaries, such Holder; (d) a trust for the benefit of, or partnership, corporation, limited liability company or other entity owned or controlled by, any of the foregoing; or (e) any other transferee of all, but not less than all, of such Holder's Registrable Securities; PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to become a party to and be subject to all restrictions set forth in this Agreement. For purposes of this Section 2.8, the terms "CONTROL", "CONTROLLED" and "COMMON CONTROL WITH" mean the ability, whether by the direct or indirect ownership of voting securities or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing or general partner of a partnership or limited partnership, respectively, or otherwise to select a majority of those persons exercising governing authority over an entity. Notwithstanding the foregoing and for the avoidance of doubt, a pledge, collateral assignment or other similar arrangement shall not be restricted under this Agreement in any manner and neither the Holder nor the secured party (or creditor) party to such pledge, collateral assignment or other similar arrangement shall be required to comply with the provisions of the immediately preceding proviso in the absence of a foreclosure or other realization of collateral with respect to such pledge, collateral assignment or other similar arrangement.

         2.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

         (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to each Holder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration.


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         2.10 REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company
represents and warrants as follows:

         (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by; all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, Certificate of Incorporation of the Company or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

         (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the provisions of Section 2.7 may be deemed to conflict with public policy.

SECTION 3. MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         3.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto; provided, however, that prior to the receipt by the Company of written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.3 ENTIRE AGREEMENT. This Agreement (together with the Merger Agreement) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         3.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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         3.5 AMENDMENT AND WAIVER.

                  (a) This Agreement may be amended or modified only upon the written consent of the Company and the Holders of at least two-thirds (66 2/3%) of the Registrable Securities.

                  (b) The obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities.

         3.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five
(5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address or facsimile number as set forth on the signature pages hereof or at such other address or facsimile number as such party may designate by ten (10) days advance written notice to the other parties hereto.

         3.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         3.10 AGGREGATION OF STOCK. All of the Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION
RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


                                                   STOCKHOLDERS:

ANDREW CORPORATION                          PEQUOT PRIVATE EQUITY FUND III, L.P.

                                            By: Pequot Capital Management, Inc.,
  By: /s/ F. L. ENGLISH                         its Investment Manager
  Title:  Chairman and CEO

Address:  10500 West 153rd Street           By: /s/ KEVIN E. O'BRIEN
          Orland Park, Illinois  60462      Name:  Kevin E. O'Brien
          Attention:  Floyd L. English      Title: General Counsel
          Telephone:  708-349-3300
          Telecopy:  708-349-5294           Address: c/o Carol Holley
                                                         Amber Tencic
                                                         Pequot Capital
                                                           Management, Inc.
                                                         500 Nyala Farm Road
                                                         Westport, CT 06880
                                                         Fax: 203-291-5563

                                            PEQUOT OFFSHORE PRIVATE EQUITY
                                            PARTNERS III, L.P.

                                            By: Pequot Capital Management, Inc.,
                                                its Investment Manager


                                            By: /s/ KEVIN E. O'BRIEN
                                            Name:  Kevin E. O'Brien
                                            Title: General Counsel

                                            Address: c/o Carol Holley
                                                         Amber Tencic
                                                         Pequot Capital
                                                           Management, Inc.
                                                         500 Nyala Farm Road
                                                         Westport, CT 06880
                                                         Fax: 203-291-5563



                                           PEQUOT ENDOWMENT FUND, L.P.


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                                            By: Pequot Capital Management, Inc.,
                                                its Investment Manager


                                            By: /s/ KEVIN E. O'BRIEN
                                            Name:  Kevin E. O'Brien
                                            Title: General Counsel

                                            Address: c/o Carol Holley
                                                         Amber Tencic
                                                         Pequot Capital
                                                           Management, Inc.
                                                         500 Nyala Farm Road
                                                         Westport, CT 06880
                                                         Fax: 203-291-5563

                                            NV PARTNERS II LP

                                            By: New Venture Partners LLC,
                                                its General Partner

                                            By: /s/ ANDREW R. GARMAN
                                            Name:  Andrew R. Garman
                                            Title: Managing Partner

                                            Address: c/o Andrew Garman
                                                         Dror Futter
                                                         New Venture
                                                          Partners LLC
                                                         98 Floral Avenue
                                                         Murray Hill, NJ  07974
                                                         Fax: 908-464-8129

                                            JOHN J. MACK

                                               /s/ JOHN J. MACK
                                            ------------------------------------
                                                   John J. Mack

                                            Address: c/o Credit Suisse First
                                                     Boston
                                                         11 Madison Avenue
                                                         New York, NY 10010
                                                         Fax: 212-325-1425


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